CON CONF FI IDEN DENT TI IA AL L Exhibit 99.1 PRELIMINARY DRAFT Project Continental Lender Presentation November 9, 2026

CONFIDENTIAL Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. Forward-looking statements are statements that are not statements of historical fact, including statements about beliefs, opinions and expectations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of CVR Energy, Inc. (together with its subsidiaries, “CVI”, “CVR Energy”, “we”, “us” or the “Company”). The words and phrases “should,” “could,” “may,” “will,” “believe,” “plan,” “intend,” “expect,” “potential,” “possible,” “anticipate,” “estimate,” “forecast,” “view,” “efforts,” “goal,” and similar expressions identify forward-looking statements and express expectations about future events. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding any potential transaction (the “Potential Transaction”) with Marathon Petroleum Corporation and its affiliates (“MPC”), pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. These forward-looking statements also include, but are not limited to, statements regarding impact of Renewable Fuel Standard on our business including, but not limited to, renewable volume obligations and potential reallocation thereof; Renewable Identification Number pricing and availability; small refinery exemptions (SREs) or other hardship relief to Company’s obligated-party subsidiaries or others; and the full or partial grant or denial of hardship relief to our obligated-party subsidiaries, including the impact of EPA rulings and past, current or potential challenges thereto and the impact thereof on our financial position, operations and cash flow. Certain operational, financial and market information contained in this presentation has been provided by or derived from information furnished by MPC and from third-party sources, including industry publications, government agencies, market data providers, consultants and publicly available information. Such information includes, without limitation, historical operational and financial data for the St. Paul Park, Minnesota and Mandan, North Dakota refineries and associated marketing and logistics assets (collectively, the “Target Assets”), capacity and throughput data, historical utilization rates, EBITDA and margin figures attributable to the Target Assets, infrastructure and logistics descriptions, and branded location counts. Neither CVR Energy nor its advisors have independently verified such information, and no representation or warranty, express or implied, is made as to its accuracy, completeness or reliability. Certain market data and industry forecasts referenced herein have been obtained from third-party sources believed to be reliable, including reports and publications from the Energy Information Administration (EIA), Bloomberg, Turner Mason & Company, Argus, OPIS and NYMEX. CVR Energy has not independently verified such market data or forecasts and makes no representation or warranty with respect thereto. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this presentation. Forward-looking statements are not guarantees of future performance, and we cannot assure any reader that such statements will prove correct or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to numerous risks and uncertainties. These include the expected timing and likelihood of completion of the Potential Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Potential Transaction that could reduce anticipated benefits or cause the parties to abandon the Potential Transaction, the risk that the proposed debt and equity financings may not be completed when expected, in the amounts contemplated or on anticipated terms, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement, including in circumstances that would require CVR Energy to pay a reverse termination fee pursuant to the purchase agreement, the possibility that competing offers or transaction proposals may be made, the risk of litigation relating to the proposed transaction, including resulting expense or delay, the possibility that the proposed transaction will not be completed in the expected timeframe or at all, the risk that the parties may not be able to satisfy the conditions to the Potential Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Potential Transaction, the risk that the Potential Transaction and its announcement could have an adverse effect on the ability of CVR Energy to retain customers and retain and hire key personnel and maintain relationships with suppliers, customers and others with whom CVR Energy conducts business and on its operating results and businesses generally, employee departures, the risk the pending Potential Transaction could distract management and incur substantial costs, the risk that problems may arise in successfully integrating the businesses or assets, which may result in the combined company not operating as effectively and efficiently as expected, certain restrictions during the pendency of the Potential Transaction that may impact CVR Energy’s ability to pursue certain business opportunities or strategic transactions, the risk that the combined company may be unable to achieve synergies and other strategic benefits or it may take longer than expected to achieve those synergies, and other important factors that could cause actual results to differ materially from those projected. Actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to, those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission (“SEC”) by CVR Energy, Inc. or CVR Partners, LP, which are available on the SEC’s website at www.sec.gov. All such factors are difficult to predict and are beyond CVR Energy’s control. All forward-looking statements are based on assumptions that CVR Energy believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and CVR Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA and Adjusted EBITDA) are not presentations made in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Market and Industry Data The market and industry data included in this presentation is based on a variety of sources, including industry publications, government publications and other published sources, information from customers, distributors, suppliers, trade and business organizations and publicly available information (including reports and other information others file with the SEC, which we did not participate in preparing and as to which we make no representation), as well as our good faith estimates, which have been derived from management’s knowledge and experience. Estimates of market size and relative positions in a market are difficult to develop and inherently uncertain. Accordingly, investors should not place undue weight on the industry and market share data presented in or discussed during this presentation. 1

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This Notice and Undertaking and the Special Notice shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of law (except Section 5-1401 of the New York General Obligation Law to the extent that it mandates that the law of the State of New York govern). 2

CONFIDENTIAL Executive Summary

CONFIDENTIAL

Executive Summary | Transaction Overview

Transformative Refining & Marketing System Acquisition at a Compelling Mid-Cycle Valuation in an Above Mid-Cycle Environment

Transformed CVR Energy (NYSE: CVI) Overview

Pro forma CVI will be the 4th largest refiner in PADD II, operating a consolidated four-refinery and integrated marketing platform with access to up to 590 branded locations

Transformative Increase in Scale and Geographic Scope

- ~384 mbpd (~86% increase in crude oil refining capacity)
- Pro forma LTM Q3'26 EBITDA of ~$1.9bn[1] (~155% increase vs. CVI Status Quo[2])
- Enhanced geographic footprint, including access to Northern PADD II region
- Maintaining ownership of the general partner and ~37% of the common units of CVR Partners, LP (NYSE: UAN), a nitrogen fertilizer producer

Integrated Marketing Platform Enhances Margin Profile

- Historical EBITDA / bbl outperforms comparable Mid-Con Assets
- Expected to add ~$4.5 / bbl margin uplift ('24A – '25A)[9] via integrated wholesale marketing, including access to 590 branded locations

Improved Strategic Positioning

- Larger platform with greater strategic reach improves relative positioning

Valuation Overview

Compelling valuation across earnings scenarios:

Mid-cycle EBITDA multiple below 5.5x

- ~$800 million of EBITDA when utilizing a 10-year average RIN-adjusted crack spread[9]

LTM EBITDA multiple of ~3.5x

- $1.2 billion of LTM EBITDA includes a turnaround at SPP during the entire month of September and build in refined product inventories of over 1 million barrels

2027 forward strip EBITDA potential of over $1.3 billion, supporting a multiple of ~3.2x

Financing Overview

CVI expects to fund the ~ $4.2bn acquisition with ~$1.5bn Senior Secured TLB ("TLB"), ~$1.0bn of other Secured Debt and uses a mix of equity, cash on hand, crude intermediation and an ABL draw

CVI will benefit from modest leverage of ~2.0x LTM Q3'26 Debt/EBITDA[1]

- TLB allows management flexibility to accelerate future de-leveraging via opportunistic debt repayment

Above mid-cycle crack spread environment anticipated in 2027 should provide opportunities to reduce debt in addition to providing shareholder returns through dividends and/or share buybacks

High Performing Integrated Refining and Marketing Platform

St. Paul Park, MN

105 mbpd | 8.3 NCI

One of only two refineries in Minnesota

101% Avg. Crude Utilization (2023A – 2025A)	**~72%** Avg. Product Capture (2023A – 2025A)[3]
~80% Clean Product Yield	**~17%** Minnesota Pipeline Interest Helps Canadian / Bakken Crude Sourcing

Mandan, ND

72 mbpd | 6.9 NCI

Only refinery in North Dakota

94% Avg. Crude Utilization (2023A – 2025A)[4]	**~83%** Avg. Product Capture (2023A – 2025A)[5]
~93% Clean Product Yield	**~50%** RFS SRE[6] Received 2023 – 2025

Crude Supply

- Minnesota Pipeline (17% interest) – Canadian and Bakken crude
- Clearbrook hub position
- High Plains Pipeline – direct gathered Bakken crude
- Mississippi River barge access

Storage

- St. Paul Park: 94 tanks / 3.0 mmbbls
- Mandan: 59 tanks / 3.0 mmbbls
- Cottage Grove: 984 mbbls crude capacity
- Clearbrook: 2 tanks / 600 mbbls

Product Placement

Number of Branded Locations by State



127
Mandan
353
32
St. Paul Park
59
14

- Magellan open-stock system
- North Products System
- Truck racks and rail loading at both refineries; seasonal river dock

$1.2bn[6] Target LTM EBITDA	**$8.27 EBITDA / bbl** vs. MPC Mid-Con average of $5.78 / bbl[7]	**Expected ~$4.5 / bbl** Marketing Margin Uplift ('24A-'25A)[8]	**3.6x LTM EBITDA[7] or 4.2x** Indicative Mid-Cycle EBITDA Multiple[9]

1. Pro Forma EBITDA defined as CVI Refining EBITDA plus Target EBITDA and UAN Distributions to CVI; estimates exclude Synergies. EBITDA is a non-GAAP measure. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.
2. CVI Status Quo EBITDA reflects CVI Refining EBITDA plus UAN Distributions to CVI for the twelve months ended September 30, 2026. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.
3. Average margin capture calculated as gross margin per barrel divided by Group 3 3-2-1 crack spread.
4. 2024A reflects Mandan major turnaround.
5. Reflects ~50% Small Refinery Exemption relief granted for the 2023-2025 compliance years.
6. Reflects Q3'26 St. Paul Park major turnaround. Target EBITDA for the twelve months ended September 30, 2026 calculated as income (loss) before income taxes plus depreciation and amortization per the combined carve-out financial statements of the St. Paul Park and Mandan refining business. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.
7. Adjusted EBITDA / bbl represents average of 2024A and 2025A.
8. Acquired business only. Reflects average of Branded & Unbranded volumes and D6 RIN generation for 2024-2025, per management estimates. Branded and Unbranded margins reflect 2024-2025 volume-weighted premiums to Argus Group 3 for SPP and MAN gasoline and distillate sales; gasoline benchmark assumes 10% ethanol. D6 RIN pricing reflects last 30-day average prices.
9. **Indicative Mid-Cycle EBITDA is a calculation based on estimated historical expenses and 5-year and 10-year historical average strip prices. Indicative Mid-Cycle EBITDA is not a projection of the EBITDA that the Target will achieve in any given period following the acquisition but is simply a calculation based on those inputs. Future EBITDA for the Target could vary materially. See Slide 10 for further information on the calculation.**

5

CONFIDENTIAL

CVR Energy

Executive Summary | Key Transaction Highlights

Acquisition of integrated PADD II Northern Tier system materially increases scale, diversifies earnings profile and enhances margin capture via expansive marketing system

Key Transaction Highlights

Compelling Acquisition in Attractive Region	• Unique opportunity to acquire **an integrated refining and marketing system comprising high-quality, geographically advantaged platform** from an established operator
	• Expected to be immediately value accretive with substantial upside, given forward market outlook
	  ▪ **Implied target acquisition multiple of ~ 3.6x LTM EBITDA[1] or 4.2x Indicative Mid-Cycle EBITDA[2]**
	    ▪ Compelling acquisition particularly relative to comparable transformative transactions (>6.0x)

Transformative Increase in Scale and Scope	• **Materially expands crude processing capacity from 207mbpd to 384mbpd** • Adding new geographies including the Upper Midwest and Northern Great Plains regions
High-Performing, Well-Maintained, Quality Units	• **High-performing units, historically outperforming comparable Mid-Con assets** ▪ $8.27 EBITDA / bbl vs. MPC Mid-Con average of $5.78 / bbl[3] • Well-capitalized units (~$120mm/yr at St. Paul Park and Mandan, 2023-2025) • Complex refineries that operate safely and reliably at high utilization (98% average 2023-2025)
Margin Uplift from Integrated Marketing Platform	• **Expected ~$4.5 / bbl[4] margin uplift ('24A – '25A) from established wholesale marketing platform** with access to up to 590 branded locations across the Upper Midwest and Northern Great Plains regions • Diversified distribution channels and blending capacity provide steady outlets for refinery production and reduce reliance on spot sales; improves ability to manage volatile RIN compliance costs
Diversified Earnings Support Financial Resilience	• Larger, more diversified platform expected to support **stronger through-the-cycle free cash flow generation**, more sustainable capital returns and greater balance sheet flexibility ▪ Financial policy targets maintaining approximately 2.0x through-the-cycle leverage • Potential for meaningful SG&A, commercial and operational synergies
Improved Strategic Positioning	• Larger platform with **greater strategic reach improves relative positioning for future growth and margin improvement**

1. LTM EBITDA for 9/30/2026. EBITDA calculated as income (loss) before income taxes plus depreciation and amortization per the combined carve-out financial statements of the St. Paul Park and Mandan refining business. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.
2. **Indicative Mid-Cycle EBITDA is a calculation based on estimated historical expenses and 2027 forward strip prices. Indicative Mid-Cycle EBITDA is not a projection of the EBITDA that the Target will achieve in any given period following the acquisition but is simply a calculation based on those inputs. Future EBITDA for the Target could vary materially. See Slide 10 for further information on the calculation.**
3. Adjusted EBITDA / bbl represents average of 2024A and 2025A. See the reconciliation of net income to Adjusted EBITDA for the Target in the appendix.
4. Acquired business only. Reflects average of Branded & Unbranded volumes and D6 RIN generation for 2024-2025, per management estimates. Branded and Unbranded margins reflect 2024–2025 volume-weighted premiums to Argus Group 3 for SPP and MAN gasoline and distillate sales; gasoline benchmark assumes 10% ethanol. D6 RIN pricing reflects last 30-day average prices.

5

CONFIDENTIAL

Executive Summary | Pro Forma CVR Energy

Pro Forma Company Highlights


($ in millions)
CVI
UAN Distributions
Target(4)
$2,000
$1,600
$1,200
$800
$400
-
'24 Mandan Major Turnaround
Refinery downtime: 58 days
~9 mbpd of decreased throughput
'25 Coffeyville Major Turnaround
Refinery downtime: 75 days
~28 mbpd of decreased throughput
'26 St. Paul Park Major Turnaround
Refinery Downtime: 9/1 – 10/18
$555
$391
$26
$138
$873
$644
$46
$182
$1,907
$1,158
$55
$694

		2024A	2025A	LTM
Adj. EBITDA	Target	$391	$644	$1,158
	CVI Ref.	$138	$182	$694
Util. (%)	Target	94.2%	99.0%	
	CVI	87.2%	80.8%	
Product Capture	Target	81.1%	77.6%	
	CVI	66.6%	80.8%	
Ref. Mgn. ($/bbl)	Target	$13.64	$16.00	
	CVI	$9.53	$13.64	
Marketing Mgn.	Target	$4.50		
	CVI			
Opex ($/bbl)	Target	$6.15	$5.72	
	CVI	$5.88	$6.25	

384 mbpd
Pro Forma Crude Capacity Across 4 PADD II Refineries

LTM PF EBITDA: $1.9bn[2]
(Excluding Synergies)

>50% CFFO and EPS Accretion[3]
(Excluding Synergies)

Expected $4.50 / bbl Uplift[1]
via integrated wholesale marketing, including access to 590 branded locations

Pro Forma CVI Map[5]


SK
MB
ON
Williston Basin
MT
ND
127
Clearbrook
353
Mandan
MN
32
59
SD
St. Paul Park
WI
WY
14
NE
IA
IN
CO
IL
KS
MO
Coffeyville
KY
NM
Cushing
TN
OK
Wynnewood
AR
TX
MS
LA
Minnesota Pipeline
3rd Party Product
3rd Party Crude
Branded Locations

Coffeyville
Capacity: 132mbpd
NCI: 11.0[6]

Wynnewood
Capacity:74.5mbpd
NCI: 10.5[6]

St. Paul Park
Capacity: 105mbpd
NCI: 8.3

Mandan
Capacity: 72mbpd
NCI: 6.9

1. Acquired business only. Reflects average of Branded & Unbranded volumes and D6 RIN generation for 2024-2025, per management estimates. Branded and Unbranded margins reflect 2024-2025 volume-weighted premiums to Argus Group 3 for SPP and MAN gasoline and distillate sales; gasoline benchmark assumes 10% ethanol. D6 RIN pricing reflects last 30-day average prices.
2. EBITDA defined as CVI Refining EBITDA plus UAN Distributions to CVI plus Target EBITDA for the twelve months ended September 30, 2026; Target EBITDA adjusted to conform turnaround accounting to CVI's policy of capitalizing such costs. Excludes synergies. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.
3. Based on management estimates.
4. Represents SPP and MAN.
5. Not intended to be exhaustive of regional pipeline systems.
6. Represents Company calculated metrics.

6

CONFIDENTIAL Executive Summary | Transformative Increase in Scale Larger enterprise with enhanced access to Northern PADD II regions U.S. Refining Landscape (mbpd) 2,986 2,515 2,809 1,714 1,023 678 384 302 219 207 (2) (3) (3) (3) Pro Forma Status Quo 983 (mbpd) 806 573 440 384 375 365 285 275 260 207 183 180 (2) (3) (3) (3) (3) (3) (3) Pro Forma Status Quo Represents Status Quo MPC Source: Respective company’s public filings. 1. Represents crude oil throughput capacity as of latest annual company filing, unless footnoted as #3. Total refinery capacity reflects decrease in capacity from closures of Los Angeles and Benicia by Phillips 66 and Valero, respectively. Phillips 66 capacity includes full ownership of Borger and Wood River refineries. 2. Solid bar represents Pro Forma MPC refining capacity, excluding St. Paul Park and Mandan. Dotted bar represents Status Quo MPC refining capacity, including St. Paul Park and Mandan. 3. Represents total throughput capacity as of latest annual company filing. Company does not disclose crude capacity by region. 7 U.S. Independent Refiners by (1) U.S. Refiners by PADD II Capacity (1) Capacity

CONFIDENTIAL

Executive Summary | Compelling Margin Environment

Mid-Con margin environment has proven resilient through the cycle while benefiting from the ongoing "super-cycle"

Historical Crack Spreads

($ / bbl)

Group 3 2-1-1	
10-Year Average[1]	$30.38
5-Year Average[2]	$34.84
3-Year Average[3]	$35.57

Group 3 3-2-1	
10-Year Average[1]	$28.50
5-Year Average[2]	$32.14
3-Year Average[3]	$32.76



$55
$45
$35
$25
$15
$5
10-Yr Avg: $30.38
10-Yr Avg: $28.50
2027 (4) Fwd. Strip
$21.19
$21.00
$25.91
$25.44
$29.12
$27.61
$29.43
$27.92
$19.51
$18.64
$23.97
$23.76
$42.79
$38.05
$37.59
$35.14
$26.72
$25.50
$29.31
$27.33
$48.66
$43.06
$44.91
37.43
Group 3 3-1-1
Group 3 2-2-1
1 Inventory Overhang
Elevated gasoline and distillate stocks pressured margins
2 COVID Demand Shock
Demand collapse drove cracks to historic lows
3 Post-COVID Rebound
Demand recovery coupled with reduced capacity / Ukraine conflict drives up margins
4 Industry Retrenchment
Supply / demand balance resets reverting to lowcycle levels
2016A
2017A
2018A
2019A
2020A
2021A
2022A
2023A
2024A
2025A
2026 YTD (4)
2027E (4) Fwd. Strip

Forward Outlook – Key Drivers

Compelling Forward Margin Outlook

- Continued supply / demand imbalance combined with capacity limitations supports ongoing earnings potential

Continued Rationalization of U.S. Refining Capacity

- >1.0mmbpd of U.S. supply decommissioned since COVID
- Limited supply increase expected despite elevated margin environment

Geopolitical Conflict and Uncertainty

- Russia Ukraine and Middle East conflicts have damaged refineries, tightening global capacity and leading to a drawdown in refined product inventories and increased margin
- Inventory will take time to rebuild and normalize even post-conflict resolution

Demand Remains Resilient

- U.S. and global light product demand continues to grow, with the U.S. becoming a critical refined products exporter
- Mid-Con refined product demand remains strong, with new pipelines moving mid-con barrels to supply short markets

Note: Data as of 11/6/2026.
1. 10-Year Average denotes the average Group 3 Crack Spread from 2016 2026 YTD.
2. 5-Year Average denotes the average Group 3 Crack Spread from 2021 2026 YTD.
3. 3-Year Average denotes the average Group 3 Crack Spread from 2023 2026 YTD.
4. As of 11/6/2026.

8

CONFIDENTIAL

Executive Summary | Compelling Indicative Earnings Profile

Indicative Historical Group 3 3-2-1 Crack Spread EBITDA Build


Target
($ / bbl)
$30
$25
$20
$15
$10
$5
-
$28.50
X
79%
$22.62
($6.38)
$16.23
$4.50
($2.45)
($5.94)
Indicative Annual EBITDA ($ mm)(1)
~$800
~$990
~$1,300
$12.34
$15.23
$19.43
10-Yr Historical Crack Spread(2)
Product Capture(3)
Refining Margin
RINs(4)
Gross Margin
Marketing Margin (5)
SG&A (6)
Opex (7)
Indicative EBITDA / bbl @ 10-Yr Hist.(2)
Indicative EBITDA / bbl @ 5-Yr Hist.(2)
Indicative EBITDA / bbl @ 2027 Fwd. Strip(2)
Implied Purchase Multiple(8)
5.2x
4.2x
3.3x

Indicative Historical Group 3 2-1-1 Crack Spread EBITDA Build


CVI Refining
($ / bbl)
$35
$30
$25
$20
$15
$10
$5
-
$30.38
X
74%
$22.39
($8.58)
$13.81
N/A
($1.17)
($6.06)
Indicative Annual EBITDA ($ mm)(1)
~$450
~$700
~$1,200
$6.59
$9.88
$17.30
10-Yr Historical Crack Spread(2)
Product Capture(3)
Refining Margin
RINs(4)
Gross Margin
Marketing Margin
SG&A (6)
Opex(7)
Indicative EBITDA / bbl @ 10-Yr Hist.(2)
Indicative EBITDA / bbl @ 5-Yr Hist.(2)
Indicative EBITDA / bbl @ 2027 Fwd. Strip(2)

1. EBITDA per barrel calculations applied to 2024-2025 average SPP and MAN total throughputs of 109,115 and 68,318, per management estimates, and CVI throughput of 189,133 bpd, as reported. Rounded to the nearest $25mm. **Indicative Mid-Cycle EBITDA amounts are not projections of the EBITDA that the Target will achieve in any given period following the acquisition or of CVI's performance in any future period but are simply calculations based on the inputs indicated. Future EBITDA performance could vary materially.**
2. 10-Yr Crack spread denotes the average Group 3 3-2-1 Crack Spread for Target and Group 3 2-1-1 Crack Spread for CVI Refining Assets from 2016-2026 YTD as of 11/6/2026, 5-Yr denotes the average from 2021-2026 YTD. 2027 Forward Strip as of 11/6/2026.
3. Target product capture rate reflects average of 2024-2025 product capture rates, per management estimates. CVI Refining Assets product capture rate reflects 2024-2025 average Ex-RIN Group 3 2-1-1 Crack Spread divided by refining margin per barrel, as reported.
4. Calculated as Throughput x WA RIN x Gasoline + Diesel % x Refinery Blending %. Throughput reflects average of 2024-2025, as reported, for CVI Refining Assets and average of 2024-2025 for Target, per management estimates. WA RIN as of 11/6/2026. Gasoline + Diesel % calculated as average of 2024-2025 Gasoline + Diesel production divided by total production for CVI Refining Assets. Target Gasoline + Diesel % calculated as average of 2024-2025 gasoline and USLD production divided by total throughput, per management estimates. Refinery blending calculated based on ethanol/biodiesel purchases and corresponding blending across CVI Refining Assets and average of 2024-2025 RINs from blending divided by total RIN obligation for Target, per management estimates.
5. Acquired business only. Reflects average of Branded & Unbranded volumes and D6 RIN generation for 2024-2025, per management estimates. Branded and Unbranded margins reflect 2024–2025 volume-weighted premiums to Argus Group 3 for SPP and MAN gasoline and distillate sales; gasoline benchmark assumes 10% ethanol. D6 RIN pricing reflects last 30-day average prices.
6. Target SG&A represents average of 2024-2025 SG&A, as reported, divided by average of 2024-2025 total throughput. CVI Refining Assets reflect average of 2024-2025 CVI SG&A expense for the petroleum segment, as reported, divided by 2024-2025 total throughput.
7. Target operating expenses reflect average of 2024-2025 operating expense assumptions divided by total throughput, per management estimates. CVI Refining Assets reflect average of 2024-2025 CVI direct operating expenses for the petroleum segment, as reported, divided by 2024-2025 total throughput.
8. Assumes purchase price of $4,200mm.

9

CONFIDENTIAL

Pro Forma Company | Historical vs. Indicative Mid-Cycle Performance

($ in millions)



Historical Performance
Indicative Mid-Cycle Analysis
Lower margin environment relative to historical mid -cycle
Average 2024 / 2025 crack spreads of $26.11 /bbl and $28.32 /bbl vs. 10-year and 5-year averages of $29.44 /bbl and $33.49 /bbl(4)
Operating performance impacted by turnaround cycle
$3,000
$2,500
$2,000
$1,500
$1,000
$500
-
'24 Mandan Major Turnaround
Refinery downtime: 58 days
~9 mbpd of decreased throughput
'25 Coffeyville Major Turnaround
Refinery downtime: 75 days
~28 mbpd of decreased throughput
'26 St. Paul Park Major Turnaround
Refinery Downtime: 9/1 – 10/18
$555
$391
$26
$138
$873
$644
$46
$182
$1,907
$1,158
$55
$694
$1,310
$800
$60
$450
$1,750
$990
$60
$700
$2,560
$1,300
$60
$1,200
2024A
2025A
LTM
Indicative EBITDA (2) @ 10-Yr Hist.
Indicative EBITDA(2) @ 5-Yr Hist.
Indicative EBITDA(2) @ 2027 Strip
CVI
UAN Distributions
Target (1)

($ in millions)		2024A	2025A	LTM	Indicative Analysis(3)		
Adjusted EBITDA	Target	$391	$644	$1,158	$800	$990	$1,300
	CVI Ref.	$138	$182	$694	$450	$700	$1,200
Util. (%)	Target	94.2%	99.0%			96.6%	
	CVI	87.2%	80.8%			84.0%	
Capture	Target	81.1%	77.6%			79.4%	
	CVI	66.6%	80.8%			73.7%	
Ref. Mgn ($/bbl)	Target	$13.64	$16.00			$22.62	
	CVI	$9.53	$13.64			$22.39	
Marketing Mgn.	Target	$4.50				$4.50	
	CVI					-	
Opex ($/bbl)	Target	$6.15	$5.72			$5.94	
	CVI	$5.88	$6.06			$6.06	

1. Represents SPP and MAN.
2. 10-Yr Crack spread denotes the average Group 3 3-2-1 Crack Spread from 2016-2026 YTD, 5-Yr denotes the average from 2021-2026 YTD. UAN Distributions calculated as average of 2023-2025A UAN Distributions to CVI.
3. **Indicative Mid-Cycle EBITDA amounts are not projections of the EBITDA that the Target will achieve in any given period following the acquisition or of CVI's performance in any future period but are simply calculations based on the inputs indicated. Future EBITDA performance could vary materially.**
4. Average of Group 3 3-2-1 and Group 3 2-1-1 crack spreads.

10

CONFIDENTIAL

Precedent Transactions

CVR Energy

Refining (Corporate) (EV / FY + 1 EBITDA)



EV / EBITDA
Median: 6.6x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
7.4x
6.3x
5.4x
5.2x
6.8x
6.3x
6.8x
8.5x
7.3x
5.1x
9.7x
6.2x

Acquiror			66	Valero		Valero	W (1)		TESORO (2)	Delek	Delek		HollyFrontier
Target			TOSCO		Ashland	Premcor	GIANT	FRONTIER	W	ALON USA (3)	ALON USA	andeavor	Sinclair (4)
Announcement Date		*9/23/96*	*2/4/01*	*5/7/01*	*3/19/04*	*4/25/05*	*8/28/06*	*2/22/11*	*11/17/16*	*1/3/17*	*11/8/17*	*4/30/18*	*8/3/21*
Form of Consideration		100% stock	100% stock	50% stock	NA	50% stock	100% cash	100% stock	90% stock	100% stock	100% stock	85% stock	88% stock
Implied Purchase Price per Share		$29.07	$46.50	$55.42	-	$73.52	$83.00	$27.00	$37.30	$12.13	$13.92	$152.27	-
Equity Market Value ($mm)		$855	$7,250	$3,961	-	$6,941	$1,223	$2,889	$4,100	$464	$160	$23,300	-
Plus: Net Debt		1,041	2,170	1,928	-	1,074	275	(57)	1,700	152	13	7,341	-
Implied Enterprise Value ($mm)		$1,895	$9,420	$5,889	$9,800	$8,015	$1,498	$2,833	$6,405	$674	$173	$35,600	$2,734
Equity Value as a Multiple of:													
Net Income:	1-Yr Forward	18.9x	12.5x	10.4x	-	12.7x	10.4x	13.1x	20.1x	NM	9.2x	17.1x	-
	2-Yrs Forward	11.6x	14.4x	12.8x	-	11.3x	10.2x	22.0x	14.0x	NM	9.3x	13.3x	-
CFFO:	1-Yr Forward	5.8x	7.6x	5.8x	-	7.3x	8.4x	9.4x	8.5x	6.7x	6.2x	8.1x	-
	2-Yrs Forward	4.7x	8.3x	6.5x	-	7.1x	8.1x	12.6x	7.4x	5.5x	6.0x	7.3x	-
Enterprise Value as a Multiple of:													
EBITDA:	1-Yr Forward	7.4x	6.3x	5.4x	5.2x	6.8x	6.3x	6.8x	8.5x	7.3x	5.1x	9.7x	6.2x
	2-Yrs Forward	6.1x	6.9x	6.2x	4.9x	6.0x	5.7x	8.6x	7.0x	6.0x	5.1x	8.3x	5.6x

1. Represents WNR's original August 2006 offer price of $83.00 per GI share.
2. 2017E EBITDA per TSO investor presentation; all other estimates per FactSet consensus as of 11/17/16.
3. Represents DK's purchase of the remaining ~53% LP interest in ALJ. EV includes proportional share of ALJ net debt and proportional share of noncontrolling interests in ALDW.
4. Enterprise Value represents the combined value of both the HFC / Sinclair and HEP / Sinclair transactions. 1-Yr Forward EBITDA represents 2H'22E annualized.

12

CONFIDENTIAL

CVR Energy

Executive Summary | Sources and Uses and Capitalization

SOURCES AND USES

Sources	Amount ($mm)
Equity	$1,300
TLB	1,500
Other Secured Debt	1,000
ABL Draw	308
Cash on B/S	792
Crude Intermediation	300
Total Sources	**$5,200**

Uses	Amount ($mm)
Acquisition of Target	$4,200
Net Working Capital[1]	650
Redeem Existing 5.750% Senior Notes due 2028[2]	185
Estimated Fees and Expenses[3]	165
Total Uses	**$5,200**

PRO FORMA CAPITALIZATION AS OF SEPTEMBER 30, 2026

$ in mm	Historical as of 9/30/2026	*Transaction Adj.*	Pro Forma as of 9/30/2026
Cash & Cash Equivalents	$1,435[4]	($792)	$643
CVR Energy ABL	-	308	308
New TLB	-	***1,500***	***1,500***
Other Secured Debt	-	1,000	1,000
7.500% Secured Senior Notes due 2031	-	600	600
7.875% Secured Senior Notes due 2034	-	400	400
Total Secured Debt	**-**	**$3,808**	**$3,808**
5.750% Unsecured Senior Notes due 2028	183	(183)	-
7.500% Unsecured Senior Notes due 2031[6]	600	(600)	-
7.875% Unsecured Senior Notes due 2034[6]	400	(400)	-
Finance Leases	41	-	41
Total Unsecured Debt	**$1,224**	**($1,183)**	**$41**
Total Debt	**$1,224**	**$2,625**	**$3,849**
Net Debt	**-**	**3,417**	**3,206**
Leverage Statistics[7]	**LTM Q3'26**		**LTM Q3'26**
CVI EBITDA	694	-	694
Plus: Target	-	1,158[5]	1,158[5]
Plus: UAN Distributions to CVI	55	-	55
Total EBITDA	**$749**	**$1,158[5]**	**$1,907**
Total Debt / EBITDA	**1.6x**	**-**	**2.0x**
Net Debt / EBITDA	**-**	**-**	**1.7x**
Pro Forma Liquidity	**As of 9/30/2026**		**As of 9/30/2026**
CVR Energy ABL Borrowing Base	**$550**	**$550**	**$1,100**
Less: ABL Borrowings	-	(308)	(308)
Less: Letters of Credit	(20)	-	(20)
(+) Cash & Cash Equivalents	1,435	(792)	643
Total Liquidity	**$1,965**	**($550)**	**$1,415**

1. Excludes $150mm of MPC inventory built for turnaround that will be drawn down prior to close.
2. Includes accrued and unpaid interest.
3. Illustrative, subject to change.
4. CVI cash balance as of 10/31/2026, excluding UAN cash.
5. EBITDA calculated as income (loss) before income taxes plus depreciation and amortization per the combined carve-out financial statements of the St. Paul Park and Mandan refining business for the twelve months ended 9/30/26, adjusted to conform turnaround accounting to CVI's policy of capitalizing such costs; reflects MPC corporate allocations as reported (no add-back), includes reclassification and income tax add back. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.
6. Will become secured on an equal and ratable basis with the TLB and new secured debt.
7. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.

11

CONFIDENTIAL Refining Market Update

1 2 3 4 5 6

CONFIDENTIAL

Refining Market | Constructive Forward Outlook

Research Views

*"**Refiners should enjoy a new higher mid-cycle** – the market overestimates new capacity addition and underestimates disruption to existing capacity… **the world falls short by one new fuel refinery annually.**"*

- Broker #1, August 5th, 2026

*"Following the start of the conflict, **refining margins set new records in March, exceeding 2022 levels across regions**… More importantly even based on our assumption for gradual Strait of Hormuz reopening over 2Q26, we expect long-term implications for the market and **2027 refining margins remaining at above mid-cycle levels.**"*

- Broker #2, May 6th, 2026

*"Near-term **US refining margins have more than doubled** since the start of the Iran conflict at end-February and now sit near levels last reached in 2022 and 2023, two exceptional years for R&M company earnings… Looking ahead, **we expect refining margins to stay elevated relative to history even as flows begin to normalize,** supported by tight current product inventories, stable demand trends, and facility damage."*

- Broker #1, August 5th, 2026

*"**US refined product inventories remain well below five-year ranges**… the US refining system's seeming inability to restock inventories, despite better than expected utilizations, given a **significantly tight global supply/demand balance for refined products.**"*

- Broker #3, August 31st, 2026

U.S. Gross Refining Margin[1]

(WTI 3-2-1 Crack Spread[2], $/bbl)



$80
$60
$40
$20
$0
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2026 YTD
2025
5-Yr Average
5-Yr Range

Source: Wall Street Research, U.S. Energy Information Administration (EIA); Data as of 10/20/2026.

1. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.
2. U.S. Gulf Coast products minus WTI Cushing; weekly average.

14

CONFIDENTIAL Refining Market | Supply-Demand Balances Remain Tight Structural tightness across the globe and in the U.S. has been created by continued rationalization (1) Overview Global Refining Capacity Additions and Closures (mbd) Continued rationalization of U.S. refining capacity 1 3 • Since COVID, ~1 mmbpd of U.S. supply has been decommissioned; with no greenfield expansion in a decade, the reduction is expected to be 2 permanent 1 § California down ~32% since 2019 (2,005 to 1,370 kbpd) after the PSX Los Angeles and VLO Benicia closures; LyondellBasell Houston 0 (2025) removed ~3% of regional capacity (1) 2 Demand remains resilient • U.S. and global demand continue to grow, with the U.S. now a critical (2) exporter of refined products and new pipelines moving Mid-Con barrels 2010 2012 2014 2016 2018 2020 2022 2024 2026E 2028E 2030E into short markets Additions Closures Net Additions (2) (3) (4) Incremental Demand Outpacing Capacity Growth U.S. Refining Capacity (Mbpd) and Utilization Rates (mbd) (%) (kbpd) 20 100% Incremental Supply (Net of Closures) Incremental Demand 19 4,000 90% 3,000 18 2,000 80% 17 1,000 70% 0 16 (1,000) 15 60% (2,000) 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 (3,000) U.S. Refining Capacity U.S. Utilization Rates Source: Wall Street Research, U.S. Energy Information Administration (EIA). 1. Global refinery CDU capacity additions, closures and net additions; closures shown as negative. mb/d denotes million barrels per day. 2. Global incremental refining capacity (net of closures) and refined product demand (kbpd); 2026E–2029E reflect estimates. 3. U.S. operable crude oil distillation capacity, first reported week of each year; latest weekly print of 18.0 mb/d for the week ending 10/16/2026. 15 4. U.S. percent utilization of refinery operable capacity 2026 YTD through week ending 10/16/2026. 1997 2000 2003 2006 2009 2012 2015 2018 2021 2024 2027E

CONFIDENTIAL

Refining Market | Tailwinds Remain for Constructive Margin Environment

CVR Energy

Compelling margin environment is supported by ongoing conflicts

Overview

(3) **Compelling forward margins supported by supply / demand imbalances generated by ongoing limitations on global refining capacity**

- **Supply-demand fundamentals support a compelling margin environment**: U.S. gross refining margins are materially above five-year averages, while net exports have surged
- In 2026, **the Iran War and Ukrainian drone strikes on Russian refineries have cut global refinery runs by over 5mmbpd,** with Russia's refining capacity reduced by as much as 60% over the summer
- **Outlook expected to remain compelling for at least the next 12–24 months**
  - Global conflicts are ongoing
  - Extended infrastructure repair and restart timeline expected once hostilities cease
  - Global inventory restocking required to rebuild historically low levels
  - Global light product demand remaining resilient

U.S. Gasoline + Diesel Days of Supply[1]


Days
Current: 24.5
40
35
30
25
20
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2026 YTD (10/16/26)
2025
5-Yr Average
5-Yr Range

U.S. Net Exports Surged to a Record ~6 mb/d

(U.S. Crude Oil and Refined Product Net Exports[2], mmbpd)


8.0
6.0
4.0
2.0
0.0
(2.0)
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2026 YTD (10/16/26)
2025
5-Yr Average
5-Yr Range

U.S. Gross Refining Margins

(WTI 3-2-1 Crack Spread[3], $/bbl)


$80
$60
$40
$20
$0
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2026 YTD (10/16/26)
2025
5-Yr Average
5-Yr Range

Source: Wall Street Research, U.S. Energy Information Administration (EIA), WoodMackenzie, Data as of 10/16/2026.
1. Gasoline plus distillate inventories divided by four-week average product supplied.
2. Crude oil and petroleum products; four-week average.
3. U.S. Gulf Coast products minus WTI Cushing; weekly average.

16

CONFIDENTIAL

Refining Market | PADD II Refining Landscape

Overview

- **Large supply region with advantaged crude oil access**
  - Diversified market with limited consolidation outside the top players
  - Proximity to the Bakken and Canada provides access to cost advantaged feedstock supply
    - WCS-WTI differential currently exceeds $35/bbl[2]
- **Tight product balances support Mid-Con fundamentals**
  - Mid-Con days of supply down 11% (gasoline) and 15% (distillate) vs. U.S. declines of 2% and 1%[3]
  - Mid-Con crack averaged ~$46/bbl in 2026 YTD vs. ~$25/bbl in 2025[1]
- **Differentials and RIN costs remain key variables**
  - Widening light-heavy differentials support margins, though higher 2026 RIN prices partially offset stronger crack spreads

Mid-Con Gasoline Margin[1]


$/bbl
$60
$40
$20
$0
($20)
10/23/21
10/23/22
10/23/23
10/23/24
10/23/25
10/23/26

PADD II Gasoline + Diesel Days of Supply[4]


Days
Current: 18.6
30
25
20
15
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2026 YTD
2025
5-Yr Average
5-Yr Range

Mid-Con Diesel Margin[1]


$/bbl
$125
$75
$25
($25)
10/23/21
10/23/22
10/23/23
10/23/24
10/23/25
10/23/26

Source: U.S. Energy Information Administration (EIA), Bloomberg, Company filings, Wall Street Research.
1. Mid-Con 87 conventional gasoline and Mid-Con ULSD, each less WTI Midland; daily, as of 10/23/2026.
2. WTI – WCS differential per Bloomberg, as of 10/16/2026.
3. Year-to-date 2026 average days of supply compared to year-to-date 2025 average.
4. PADD II month-end gasoline and distillate stocks divided by average daily product supplied; 2026 through July.

17

CONFIDENTIAL

Refining Market | PADD II Refining Landscape (cont'd)

PADD II Refineries by Capacity


MAN & SPP
Other Refineries
PADD II States
Bakken Formation
Williston Basin
ND
Mandan
MN
St. Paul Park
SD
WI
NE
IA
CO
KS
MO
IL
IN
OH
KY
CVR Energy (Coffeyville)
OK
TN
CVR Energy (Wynnewood)

PADD II Refineries by Company


(kbpd)
1,000
800
600
400
200
806
573
440
384
375
365
285
275
260
183
180
(4)
bp
CVR Energy Pro Forma
(5)
cenovus
(5)
VALERO
(5)
ExxonMobil
(5)
HF Sinclair
(5)
CITGO
PBF
# of refineries
4
2
1
4
1
3
2
1
2
1
1

Overview

	Corporation	Site Name	Location	Capacity (bpd)
1	BP	Whiting	Whiting, IN	440,000
2	Flint Hills	Pine Bend	Saint Paul, MN	375,000
3	Phillips 66[(1)]	Wood River	Wood River, IL	345,000
4	MPC	Catlettsburg	Catlettsburg, KY	307,000
5	ExxonMobil	Joliet	Joliet, IL	267,000
6	MPC	Robinson	Robinson, IL	253,000
7	Phillips 66	Ponca City	Ponca City, OK	228,000
8	Valero	Memphis	Memphis, TN	195,000
9	CITGO	Lemont	Lemont, IL	183,000
10	PBF Energy	Toledo	Toledo, OH	180,000
11	Cenovus	Lima	Lima, OH	170,000
12	Cenovus	Toledo	Toledo, OH	151,000
13	MPC	Detroit	Detroit, MI	146,000
14	HF Sinclair	El Dorado	El Dorado, KS	135,000
15	CVR Energy	Coffeyville	Coffeyville, KS	132,000
16	HF Sinclair	Tulsa	Tulsa, OK	125,000
17	CHS	McPherson	McPherson, KS	115,000
18	CVR Energy	St. Paul Park	Saint Paul, MN	105,000
19	MPC	Canton	Canton, OH	100,000
20	Valero	Ardmore	Ardmore, OK	90,000
21	CVR Energy	Wynnewood	Wynnewood, OK	74,500
22	CVR Energy	Mandan	Mandan, ND	72,000
	Other[(3)]			78,500
	Total			**4,267,000**

Combined Capacity: 384 mbpd

Source: Public company filings, Oil & Gas Journal, U.S. Energy Information Administration.

1. Wood River is owned by WRB Refining LP. Phillips 66 acquired Cenovus's 50% interest; shown at 100%.
2. Comprises HF Sinclair's Tulsa East and Tulsa West facilities, which EIA reports separately.
3. Sites below 60,000 bpd: Superior, WI (Cenovus: 44,000 bpd) and Mount Vernon, IN (CountryMark: 38,000 bpd).
4. Represents Pro Forma MPC refining capacity.
5. Represents total throughput capacity as of latest annual company filing. Company does not disclose crude oil capacity by region.

18

CONFIDENTIAL Appendix

CONFIDENTIAL Company Overview

CONFIDENTIAL

CVR Energy | Overview

Overview

- CVR Energy (NYSE: CVI) is a diversified energy company with petroleum refining, marketing, and nitrogen fertilizer operations across the Mid-Con region
- Current refining assets include two high-complexity refineries in Coffeyville, KS and Wynnewood, OK with 206.5 mbpd of crude oil capacity, average NCI of ~10.8 and associated logistics assets
- Benefits from attractive inland crude oil access, 100% exposure to Brent-WTI differentials and a high-value product slate with 97% liquid yield / 92% gasoline & distillate yield[1]
- Through its controlling ownership in CVR Partners, LP (NYSE: UAN), operates nitrogen fertilizer production facilities in Coffeyville, KS and East Dubuque, IL
- Focused on operational excellence, safe and reliable operations, commercial optimization, disciplined capital allocation and profitable growth

9M 2026A Consolidated Key Financial & Operational Metrics[2][3][4][5]


($ in mm)
$828
$878
$800
$400
-
$828
$878
Adj. EBITDA
FCF

	9M 2026A
Total Throughput (bpd)[6]	218,339
Crude Utilization[7] (%)	100.1%
Consolidated Capex Spend ($ in mm)	$152

Business Segments


East Dubuque, IL
Nitrogen Fertilizer Facility
Feedstock: Natural gas
Coffeyville Refinery / Racks
Wynnewood Refinery / Racks
UAN Nitrogen Fertilizer Facilities[8]
Corporate Headquarters
SD
NE
IA
CO
KS
MO
OK
AR
TX
Houston
Coffeyville, KS
Petroleum Refinery
Capacity: 132,000 bpd
Coffeyville, KS
Nitrogen Fertilizer Facility
Feedstock: Pet Coke
Wynnewood, OK
Petroleum Refinery
74,500 bpd

1. Based on total throughputs; for twelve months ended September 30, 2026.
2. 2023A and 2025A reflect Coffeyville turnaround activity; 2024A reflects Wynnewood turnaround activity.
3. CVI periodically engages in crack spread hedging activity which can result in non-recurring impacts to earnings.
4. Free cash flow defined as net cash provided by operating activities less capital expenditures.
5. Adjusted EBITDA represents fully consolidated CVI EBITDA. Adjusted EBITDA and Free Cash Flow are non-GAAP measures. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.
6. Total gathered crude oil, Other Domestic and Canadian.
7. Total Gathered Crude Oil, Other Domestic and Canadian throughput (collectively, "Total Crude Oil Throughput") divided by consolidated crude oil throughput capacity of 206,500 bpd.
8. Operated by unrestricted subsidiaries of new secured debt.

21

CONFIDENTIAL

CVR Energy | Petroleum Segment

Overview

- Nameplate crude oil capacity of 206,500 bpd across two refineries with an average NCI of 10.8
- Strategically located in Group 3 of PADD II
- Attractive crude oil sourcing through proprietary gathering systems, proximity to Cushing crude oil hub and Canadian crude oil access
- Extensive pipeline, rack and rail infrastructure supports product placement flexibility
- New refined product pipeline capacity recently placed in service to provide additional outlet from Group 3 to Denver.
- Generated LTM Adjusted EBITDA as of 9/30/2026 of $694mm[3]
- Wynnewood has received full or partial SRE waivers for 2017-2025

Key Operational Highlights

- 91% average refinery utilization over the past five years, including turnaround periods
- Attractive crude oil slate with over 50% of crude oil throughput sourced through proprietary gathering systems
- Access to attractive Western Canadian Select crude oil, with ~15,000 bpd processed at Coffeyville YTD 2026 (through 9/30/2026)
- High-conversion refineries with 97% liquid yield and peer-leading 42% distillate yield

Feedstock & Product Yield Profile


Other Domestic
38%
Canadian
5%
Other
6%
Gathered
Crude Oil
51%
Total
Throughputs(1)
~227,600
bpd


Other
2%
Other Liquid
4%
Distillate
42%
Gasoline
52%
Total
Production(2)
~226,000
bpd

Refining Assets


Wynnewood, OK
74,500 bpd
NCI: ~10.5
Historically eligible for Small Refinery Exemptions (SREs)
Coffeyville, KS
Capacity: 132,000 bpd
NCI: ~11.0
Direct access to Mid-Con crude oil supply
Increasing jet fuel production and rail-out optionality
Denver
KS
Topeka
Wichita
Kansas City
OK
Little Rock
El Paso
Odessa
Dallas/FW
Houston
Coffeyville Refinery / Racks
Wynnewood Refinery / Racks
Third-Party Owned and Operated Marketing Facility
Third-Party Terminals
Third-Party Refined Product Pipelines
Corporate Headquarters

1. Based on total throughputs for the twelve months ending September 30, 2026. Other includes natural gasoline, isobutane, normal butane and gas oil.
2. Based on total production for the twelve months ended September 30, 2026. Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels.
3. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.

22

CONFIDENTIAL

CVR Energy | Nitrogen Fertilizer Segment

Overview

- Strategically located facilities serving Southern Plains and Corn Belt regions
- Integrated logistics network supports efficient distribution and netback optimization – Coffeyville rail connection provides access to most regions of the United States; majority of East Dubuque production sold locally via truck
- High downstream conversion capability allows efficient upgrading of ammonia into higher valued products, primarily UAN
- Diversified feedstock capabilities optimize economics across pet coke and natural gas
- ~88% of sales are to the Agricultural Industry, insulating the business from more volatile industrial markets
- Coffeyville recently secured certification classifying ammonia production as low-carbon and currently exploring opportunities to market low carbon ammonia in the United States
- Generated LTM Adjusted EBITDA as of 9/30/2026 of $225mm[4], with total net cash distributions to CVI of $55mm
- CVI ownership in UAN presents additional alternatives as refining business grows

Key Operational Statistics

Consolidated Feedstock Costs[1]


Hydrogen
7%
Natural Gas
61%
Pet Coke
32%

Consolidated Product Revenue[1][2]


Urea Products
6%
UAN
66%
Ammonia
28%

Fertilizer Assets


Company-Owned Nitrogen Fertilizer Facilities
Union Pacific, BNSF and shared lines
East Dubuque Facility Marketing Area
KS
IL

Coffeyville, KS
- Feedstock: Pet Coke
- Distribution methods: rail & trucks
- Production Capacity:
  - Ammonia: 1,300 tons per day
  - UAN: 3,100 tons per day

East Dubuque, IL
- Feedstock: Natural gas
- Distribution methods: truck, rail & barge
- Production Capacity:
  - Ammonia: 1,075 tons per day
  - UAN: 950 tons per day

TTM Ammonia / UAN Production Volumes[3]

2,052 / 3,123 Tons per day (Consolidated)

Note: CVR Energy's Nitrogen Fertilizer Segment is operated in an unrestricted subsidiary and will not be part of the credit for the debt financing.
1. For the twelve months ended September 30, 2026.
2. Excludes freight and other.
3. Based on production for the twelve months ended September 30, 2026.
4. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.

23

CONFIDENTIAL CVR Energy | Recent Performance Update Refining market conditions have improved significantly in 2026 following the onset of the war in Iran and the ongoing conflicts in Ukraine and Russia Refining • The closures of the Strait of Hormuz have driven increased volatility across crude oil and refined product markets, while the continued attacks on Russian refineries by Ukraine have reduced available global refined product supply, particularly for Market diesel Update • While the timelines for normalizing flows through the Strait of Hormuz and repairing damaged refineries remain unknown, most industry experts believe refining market conditions could remain above mid-cycle levels through 2027 Strengthen CVI’s balance sheet through the following initiatives: 1) Capitalize on above mid-cycle cash flow generation to reduce leverage post-closing of the acquisition, with financial policy targeting approximately 2.0x through-the-cycle leverage Corporate 2) Explore opportunities to expand the newly acquired wholesale marketing business south toward the existing refining footprint Strategy 3) Continue to focus on margin capture improvements in the existing refining asset base through optimizing crude oil slates and refined product placement 4) Provide a compelling cash return to shareholders through a combination of dividends and potentially share buybacks Continue exploring ways to optimize CVI operations through ongoing review and analysis Operational • Execute significant refinery turnaround operations during periods when the opportunity-cost is typically seasonally lowest Efficiencies & • Seek to position the refineries to operate efficiently in conditions of improved market fundamentals and focus on safe, Safety reliable operations in an environmentally responsible manner 24

CONFIDENTIAL

Pro Forma Organizational Structure



New $1,500mm Term Loan B
New $1,000mm Other Secured Debt
Existing $600mm 7.500% Senior Secured Notes due 2031
Existing $400mm 7.875% Senior Secured Notes due 2034
Public
Icahn Enterprises L.P. & Affiliates
43.5%
56.5%(7)
CVR Energy, Inc. NYSE: CVI
$1,100mm ABL Facility (2)
CVR GP, LLC
N-E GP Interest (3)
Public
2.6 %
60.6 %
36.8 %
CVR Partners, LP NYSE: UAN(6)
Nitrogen Fertilizer Segment Subsidiaries(6)
$50mm ABL Facility
$550mm 6.125% Senior Secured Notes due 2028
Other Subsidiaries
Petroleum Segment Subsidiaries
Coffeyville Refinery
Wynnewood Refinery
St Paul Park Refinery
Mandan Refinery
Legend
Petroleum Segment
Issuer / Borrower
Nitrogen Fertilizer Segment(4)
Guarantor
Outstanding Debt

Dated: November 6, 2026.

1. Ownership is 100% unless otherwise noted and may be indirect, with intervening subsidiaries removed for simplicity.
2. The proposed $1,100 million ABL Facility is not guaranteed by CVR Energy, Inc. The Administrative Borrower is CVR CHC, LP.
3. N-E GP Interest = Non-Economic General Partner Interest.
4. Wynnewood Insurance Corporation, CVR Aviation, LLC, CVR GP, LLC, CVR Partners, LP, and each of their respective subsidiaries and CHC GP, LLC, RHC GP, LLC and FHC, GP, LLC, will not provide any guarantees with respect to the new senior notes.
5. Intervening entities may exist and are omitted for simplicity.
6. Unrestricted subsidiaries of the TLB, new secured debt, 2031 Notes + 2034 Notes.
7. Includes 14,989,694 shares of equity securities issued to a commercial counterparty to finance the Acquisition.

25

CONFIDENTIAL Acquisition Overview

CONFIDENTIAL

Integrated Refining and Marketing Platform | Refining Highlights



St. Paul Park, MN

105 mbpd | 8.3 NCI

101%	~72%	~80%
Avg. Crude Utilization (2023A – 2025A)	Avg. Margin Capture (2023A – 2025A)[1]	Clean Product Yield

- One of only two refineries in Minnesota, primarily serving the Minneapolis-St. Paul demand center
- Processes Canadian and Bakken crude supplied via 17% Minnesota Pipeline interest and Clearbrook hub position
- Mississippi River access and high-value asphalt production

- Lower margin environment relative to historical mid -cycle
  - Average 2024 / 2025 crack spreads of \$26.11 bbl and \$28.32 /bbl vs. 10-year and 5-year averages of \$29.44 /bbl and \$33.49 /bbl[6]
- Operating performance impacted by turnaround cycle



Mandan, ND

72 mbpd | ~6.9 NCI

93%	~83%	~94%
Avg. Crude Utilization (2023A – 2025A)[2]	Avg. Margin Capture (2023A – 2025A)[1]	Clean Product Yield

- Only refinery in North Dakota, serving key demand centers across North Dakota and Minnesota
- Direct access to gathered Bakken crude via the High Plains Pipeline System
- Rail loading provides access to premium U.S. gasoline, diesel and jet fuel markets
- Received partial (50%) SRE waivers 2023-2025

Adj. EBITDA ($mm)

Indicative Mid-Cycle Analysis[5]


$1,500
$1,200
$900
$600
$300
-
'24 Mandan Major Turnaround
Refinery downtime: 58 days
~9 mbpd of decreased throughput
'26 St. Paul Park Major Turnaround
Refinery Downtime: 9/1 – 10/18
$391
$644
501
$1,158
$1,158
$800
$800
$990
$990
$1,300
$1,300
2024A
2025A
LTM
Indicative EBITDA @ 10-Yr. Hist.
Indicative EBITDA @ 5-Yr. Hist.
Indicative EBITDA @ 2027 Forward Strip
Adjusted EBITDA(3)
EBITDA(3)

Target Adjusted EBITDA / bbl of **\$8.27**, compared to MPC Mid-Con of \$5.78[4]

Two Complementary, Well-Maintained Refineries with Advantaged Crude Access and Strong Margin Capture

Source: Company filings and materials. Utilization and margin capture reflect 2023A – 2025A averages.

1. Average margin capture calculated as gross margin per barrel divided by Group 3 3-2-1 crack spread.
2. 2024A reflects Mandan major turnaround.
3. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.
4. Target EBITDA per barrel based on illustrative analysis and 10-Yr historical average Group 3 3-2-1 Crack Spread. Adjusted EBITDA / bbl represents average of 2024A and 2025A.
5. Indicative Mid-Cycle EBITDA amounts are not projections of the EBITDA that the Target assets will achieve in any given period llowing the acquisition or of CVI's performance in any future period but are simply calculations based on the inputs indicatd. Future EBITDA performance could vary materially.
6. Average of Group 3 3-2-1 and Group 3 2-1-1 crack spreads.

27

CONFIDENTIAL Integrated Refining and Marketing Platform | Charges & Yield St. Paul Park Crude Oil Charge Product Yield Total Throughput: 111,657 bpd Total Production: 108,574 bpd Other Gasoline 3% 49% Light Crude Other 72% Jet / 1% Heavy Crude Kerosene 25% 4% ULSD Asphalt 30% 14% LPG 2% Mandan Crude Oil Charge Product Yield Total Throughput: 74,678 bpd Total Production: 71,431 bpd LPG Other 2% 4% Slurry ULSD 2% 37% Jet Fuel 4% Light Crude Gasoline 96% 55% 28

CONFIDENTIAL

Integrated Refining and Marketing Platform | Logistics and Marketing

CVR Energy

Up to 590	150 mbpd	14%	17%
Branded locations Across MN, ND, WI, SD and IA[1]	Avg. Gasoline and Diesel Volumes (2023A – 2025A)[2]	Branded Share of Volumes (2023A – 2025A avg.)	Interest in the Minnesota Pipeline

Marketing: Branded Network


127
Mandan
353
32
St. Paul Park
59
14

ARCO	ExxonMobil	MARATHON	Shell	TESORO
122	9	288	110	10

Diversified route-to-market across branded retail, unbranded wholesale and commercial channels; top 10 customers contribute approximately 50% of light product sales volumes

Logistics: Crude In-to-Product Out

Crude Supply	Storage	Product Placement
Minnesota Pipeline (17%) – Canadian and Bakken crude	St. Paul Park: 94 tanks / 3.0 mmbbls capacity	Magellan open-stock system
Clearbrook hub position	Mandan: 59 tanks / 3.0 mmbbls capacity	North Products System
High Plains Pipeline – direct gathered Bakken crude	Cottage Grove: 984 mbbls crude capacity	Truck racks at both refineries
Mississippi River barge access	Clearbrook: 2 tanks / 600 mbbls capacity	Rail loading at both refineries; seasonal river dock

Marketing expected to contribute ~$4.5/bbl in margin uplift ('24A – '25A) to integrated platform[3]

Note: Storage capacities preliminary and subject to confirmation.

1. Site count as of May 31, 2026.
2. Gasoline and diesel volumes; FY2023A – FY2025A average.
3. Acquired business only. Reflects average of Branded & Unbranded volumes and D6 RIN generation for 2024-2025, per management estimates. Branded and Unbranded margins reflect 2024–2025 volume-weighted premiums to Argus Group 3 for SPP and MAN gasoline and distillate sales; gasoline benchmark assumes 10% ethanol. D6 RIN pricing reflects last 30-day average prices.

29

CONFIDENTIAL Key Credit Highlights

CONFIDENTIAL

CVI Credit Highlights

1 Significant Scale and Diversification across Northern and Southern PADD II	• Total crude oil processing capacity of **~384 mbpd** located in strong demand geographies • **6th largest independent U.S. refiner**[1] and **4th largest refiner in PADD II** • **Exposure to northern PADD II** expands CVI's geographic footprint into strong distribution areas with supportive demand-supply fundamentals while accessing cost-advantaged crude oil and diversified marketing channels • LTM Q3'26 EBITDA of ~$1.9bn[2], among the largest of the Sub-IG refiners

2 High-Quality, Complex System with Integrated Marketing Platform that Provides Enhanced Margin Opportunity	• **Well-operated, complex platform** that provides significant operating flexibility and enhanced margin capture opportunities
	• **Advantaged access to crude oil supply** and a **differentiated product yield** that drives strong margin realization
	  ▪ 100% exposure to Brent-WTI differentials, with access to Bakken crude oil and access to Canadian imports
	  ▪ 97% liquid / 92% gasoline & distillate yield[3] at Mid-Con refineries; ~93% / ~80% clean yield at Mandan / St. Paul Park[4]
	• **Integrated wholesale marketing platform** with up to 590 branded locations; high blending capacity reduces RIN exposure
	  ▪ Marketing platform expected to contribute ~$4.5/ bbl in margin uplift ('24A – '25A) to integrated system[5]

3 Strong Operating Track Record with Focus on Safe, Reliable Operations	• **Consistent, reliable operations** – 98% utilization at St. Paul Park and Mandan (2023-2025); 91% five-year average at CVI's Mid-Con refineries[6]
	• **Rigorous capital and turnaround program** (~$120mm/yr at St. Paul Park and Mandan, 2023-2025); next Mid-Con turnaround in 2H27
	• **Safety is CVI's first priority** – "If it's not safe, then we don't do it"; EH&S metrics drive 25% of annual bonus measures
	  ▪ Employee TRIR of 0.8 in 2024, **58% below 2017 baseline**[7]; **Tier 1 process safety event rate down 25%**; recordable injuries down 20% vs. 2023
	  ▪ 2024 Wynnewood turnaround (~1,000 contractors) completed with **zero contractor recordable injuries or illnesses**

4 Constructive Refining Fundamentals Support Through-the-Cycle Cash Flow	• **Constructive margin environment** – Group 3 2-1-1 crack spreads averaged $68.64/bbl in 3Q26 vs. $26.16/bbl in 3Q25, with conflicts in Ukraine and Iran taking **7-8% of global refining capacity offline** (highest in four decades ex-COVID) • **Elevated margins expected to continue for the next 12 - 24 months**, with cracks above mid-cycle levels expected well into 2027 • **Structural changes support higher earnings power** – U.S. capacity down 950+ mbpd since 2020; global net additions slowing • Mid-Con days of supply for gasoline and distillate continue to **trend better than the U.S. average** • Diversified, high-complexity system positioned to generate free cash flow through a reversion to mid-cycle margins as supply disruptions resolve
5 Modest leverage and Robust FCF	• Opening leverage of ~2.0x total debt / LTM Q3'26 EBITDA[2] • Inclusion of pre-payable debt allows management the flexibility to accelerate future de-leveraging • Financial policy targets maintaining **approximately 2.0x through-the-cycle leverage**
6 Experienced Management Team	• **Seasoned leadership team** with deep refining operations, commercial, legal and finance experience • **Dane Neumann, President & CEO** - 15+ years in refining; CVI's EVP & CFO from 2021 until promoted to CEO in June 2026 • **Michael Wright, EVP & COO** - ~35 years in refining operations, capital projects and crude oil supply; former senior roles at HollyFrontier • **Direct familiarity with St. Paul Park** - leaders previously at Northern Tier Energy, Western Refining and Andeavor, the refinery's former owners

Source: CVR Energy 2024 ESG Report, EIA, Wall Street Research.
1. Excludes integrated and diversified companies.
2. EBITDA defined as CVI Refining EBITDA plus Target EBITDA and UAN Distributions to CVI; estimates exclude Synergies. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.
3. Based on total throughputs; for twelve months ended September 30, 2026.
4. Gasoline, Diesel and Jet as a % of total throughput (2025A).
5. Acquired business only. Reflects average of Branded & Unbranded volumes and D6 RIN generation for 2024-2025, per management estimates. Branded and Unbranded margins reflect 2024–2025 volume-weighted premiums to Argus Group 3 for SPP and MAN gasoline and distillate sales; gasoline benchmark assumes 10% ethanol. D6 RIN pricing reflects last 30-day average prices.
6. Five years ended September 30, 2026 (Q3'21–Q3'26), including turnarounds.
7. Employee total recordable incident rate (TRIR) and Tier 1 process safety event rate vs. 2017 baseline.

31

1 2 3 4 5 6

CONFIDENTIAL

Significant Scale and Diversification across Northern and Southern PADD II

Overview

- **~384 mbpd of crude oil capacity** across four refineries located in strong demand markets
- **6th largest independent U.S. refiner**[1] and **4th largest refiner in PADD II**
- Exposure to northern PADD II expands CVI's geographic footprint into **strong regions with supportive demand-supply fundamentals** while accessing cost-advantaged crude oil and diversified marketing channels
- **~$1.9bn LTM Q3'26 Adj. EBITDA**[2], among the largest of the high yield refiners
- **Competitive margin profile** including ~$4.5/bbl of marketing margin uplift ('24A–'25A)[4] from target system

Pro Forma CVI


384 mbpd
PADD II crude oil capacity


4th
largest refiner in PADD II


9.4
combined NCI[3]

Total Throughput & Product Mix (2025A)[5]


Total Throughput
181,988 bpd
368,323 bpd
15%
85%
10%
7%
83%
CVR Energy Status Quo
CVR Energy Pro Forma
Light Sweet
Heavy
Other[6]
Total Production
179,490 bpd
359,495 bpd
8%
41%
51%
12%
37%
51%
CVR Energy Status Quo
CVR Energy Pro Forma
Gasoline
Distillate
Other[6]

Target & MPC Mid-Con Adjusted EBITDA / Barrel Comparison[7]


Target outperforms the broader MPC Mid-Con consolidated assets, which include assets in less desirable markets
($ /bbl)
$10
$8
$6
$4
$2
-
$8.27
$5.78
Target
MPC Midcontinent

1. Excludes integrated and diversified companies.
2. Adj. EBITDA defined as CVI Refining EBITDA plus Target EBITDA and UAN Distributions to CVI; estimates exclude Synergies. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix.
3. Nameplate crude oil capacity-weighted average of refinery Nelson Complexity Index; Coffeyville and Wynnewood per CVI estimates, St. Paul Park and Mandan per MPC.
4. Acquired business only. Reflects average of Branded & Unbranded volumes and D6 RIN generation for 2024-2025, per management estimates. Branded and Unbranded margins reflect 2024–2025 volume-weighted premiums to Argus Group 3 for SPP and MAN gasoline and distillate sales; gasoline benchmark assumes 10% ethanol. D6 RIN pricing reflects last 30-day average prices.
5. Based on total throughput and production for the year ended December 31, 2025; Pro Forma is the sum of CVI, St. Paul Park and Mandan.
6. Other throughput includes condensate and other feedstocks (Status Quo includes <1% heavy crude); other production includes pet coke, NGLs, asphalt, sulfur and specialty products.
7. Adjusted EBITDA / bbl represents average of 2024A and 2025A.

32

CONFIDENTIAL

High-Quality, Complex System with Integrated Marketing Platform

Overview

- **Complex platform** – system-wide NCI of ~9.4[1], similar to sub-IG peer average of ~10.0
- **Complementary configurations add flexibility**
  - Coffeyville / Wynnewood: 206.5 mbpd, ~10.8 avg. NCI
  - St. Paul Park: 105 mbpd, ~8.3 NCI; runs heavy sour
  - Mandan: 72 mbpd, ~6.9 NCI; Bakken-optimized
- **High, consistent utilization** – 89% pro forma[2] vs. 81%–95% for sub-IG peers (2025A)
- **Enhanced crude oil slate flexibility** – Wynnewood renewable diesel unit reverted to hydrocarbon processing

Sub-IG Peer NCI[1]



9.4
9.6
7.5
12.8
CVR Energy
Pro Forma
Delek
PBF

Crude Oil Access and Product Yield

- Inland crude oil slate with **100% exposure to Brent-WTI differentials**
- Access to **Bakken crude oil** and **Canadian imports**, complementing proprietary Mid-Con gathering

Refinery	Product Yield
Coffeyville / Wynnewood	97% liquid yield / 92% gasoline & distillate yield[3]
St. Paul Park	~80% clean product yield; remainder primarily high-value asphalt
Mandan	~93% clean product yield; Bakken-optimized configuration

Integrated Marketing Platform

- **Up to 590 branded locations** across key Upper Midwest markets
- Diversified route-to-market via branded retail, unbranded wholesale and commercial channels, plus local rack sales
- High blending capacity reduces exposure to volatile RIN compliance costs

Branded locations by state (# / % of total)

MN	ND	WI	SD	IA
353	127	59	32	14
60%	22%	10%	6%	2%

Integrated Platform Supports Advantaged Crude Sourcing and Flexible, Premium Product Placement and is expected to contribute ~$4.5/bbl in margin uplift[4]

1. Nameplate crude oil capacity-weighted average of refinery Nelson Complexity Index; Coffeyville and Wynnewood per CVI estimates, St. Paul Park and Mandan per MPC; CVI Pro Forma includes St. Paul Park and Mandan.
2. CVI Pro Forma reflects crude capacity-weighted utilization of CVI's existing refineries, St. Paul Park and Mandan for 2025.
3. Twelve months ended September 30, 2026.
4. Acquired business only. Reflects average of Branded & Unbranded volumes and D6 RIN generation for 2024-2025, per management estimates. Branded and Unbranded margins reflect 2024–2025 volume-weighted premiums to Argus Group 3 for SPP and MAN gasoline and distillate sales; gasoline benchmark assumes 10% ethanol. D6 RIN pricing reflects last 30-day average prices.

33

CONFIDENTIAL 1 2 3 4 5 6 Moderate Leverage and Robust EBITDA Inclusion of pre-payable debt LTM LEVERAGE as of 9/30/2026 allows management the flexibility to accelerate future de-leveraging ~2.0x via opportunistic debt repayment (1) (2) LTM PF Q3’26 Adj. EBITDA PF DEBT SERVICE COVERAGE ~$1,907mm >8.0x Note: Debt balances as of 9/30/2026, pro forma for the transactions. 1. Adj. EBITDA defined as CVI Refining EBITDA plus Target EBITDA and UAN Distributions to CVI; estimates exclude Synergies. Non-GAAP measures are reconciled to the nearest GAAP measure in the appendix. 34 2. As of September 30, 2026; defined as LTM EBITDA as of 9/30/2026 / (Interest Expense + Mandatory Amortization).

CONFIDENTIAL 1 2 3 4 5 6 Experienced Management Team Experienced management team with 90+ years of combined industry experience and a deep downstream pedigree Executive Management Dane Neumann President & Chief Executive Officer President & CEO since June 2026; previously EVP & CFO from 2021 and with CVI since 2018. 15+ years in refining and petrochemicals, with prior roles at Andeavor (Tesoro), Western Refining and Northern Tier Energy Richard Roberts, Jr. Interim CFO; VP, FP&A and Investor Relations Interim CFO since June 2026; VP, FP&A and IR since 2022; joined CVI in 2019. 15+ years in energy and refining, including 10+ years in equity research covering independent refiners Michael Wright, Jr. EVP & Chief Operating Officer EVP & COO since January 2022; joined CVI in 2019. ~35 years in refining and petrochemicals across refinery operations, capital projects and crude oil supply, with prior senior roles at HollyFrontier and Solomon Associates Melissa Buhrig EVP & Chief Legal Officer EVP & Chief Legal Officer since 2018. 25+ years of legal and energy experience, with prior senior roles at Delek US, Western Refining and Northern Tier Energy Connie Iannello VP & Treasurer Joined CVI in 2015; responsible for treasury, credit, financial reporting and corporate finance. 30+ years of finance and operations experience, including 15+ years in energy and refining; prior roles at Halliburton and Global Oilfield Services Source: Company materials. 35

CONFIDENTIAL Term Sheet and Timeline

CONFIDENTIAL

Summary of Proposed Terms

	New Senior Secured Term Loan B
Borrowers	CVR Energy, Inc. (the "Borrower")
Guarantors	Same as existing senior notes and all the Borrowers/loan parties under ABL
Ranking	*Pari Passu* with all existing and future senior indebtedness and senior to all subordinated indebtedness
Security	Secured by (i) a perfected first priority security interest in substantially all assets of the Borrower and Guarantors to the extent not constituting ABL Priority Collateral and (ii) a perfected second priority security interest in all ABL Priority Collateral, subject to a crossing liens intercreditor in respect of the ABL Priority Collateral and a pari passu intercreditor in respect of other secured debt
Use of Proceeds	Together with cash on hand and proceeds from other financings, to fund the purchase price of the St. Paul Park and Mandan assets from MPC, address all of the Issuer's outstanding 2028 Notes and pay related fees and expenses
Facility	**Senior Secured Term Loan B ("TLB")**
Size	$1.5 billion
Tenor	7-year
ABL Facility Basket	Greater of (i) $1,100mm and (ii) the borrowing base then in effect
Mandatory Amortization	1.00% per annum, paid quarterly
Restricted Payments	• Restricted Payments capacity limited until $500 million of funded indebtedness is repaid, with the exception of (i) the General Restricted Payments Basket and (ii) a $0.10/share quarterly dividend, after which: ◦ Ratio Restricted Payments subject to Total Net Leverage ≤ 1.50x, subject to no Event of Default • General Restricted Payments: Greater of (i) $150mm and (ii) an equivalent percentage of pro forma Consolidated Net Tangible Assets ("CNTA")
Excess Cash Flow Sweep	Quarterly sweep with below leverage-based tiers: • Secured Net Leverage Ratio > 3.00x: 50% • Secured Net Leverage Ratio ≤ 3.00x: 25% • Secured Net Leverage Ratio ≤ 2.50x: 0%
Other Mandatory Prepayments	Usual and customary for facilities of this type, including a 100% asset sale sweep, subject to customary exclusions, thresholds, and reinvestment rights
Affirmative Covenants	Usual and customary for facilities of this type
Incremental Term Debt Facilities	• Free & Clear Basket: Greater of (i) 100% EBITDA and (ii) $1.3bn • Ratio Incremental Facilities subject to Total Net Leverage ≤ 3.00x
Other Negative Covenants	Usual and customary for a facility of this kind, including limitations on (i) Indebtedness, (ii) Liens, (iii) Restricted Payments, (iv) Restricted Debt Payments, and (v) Investments; select baskets: • Available Amount: $600mm starter, growing with retained Excess Cash Flow, Declined Proceeds, and other customary growers • Ratio Investments subject to Total Net Leverage ≤ 1.50x, subject to no Event of Default • Ratio Unsecured Indebtedness subject to FCCR ≥ 1.75x, subject to no Event of Default • General Debt & Liens: Greater of (i) $240mm and (ii) an equivalent percentage of pro forma CNTA • General Investments: Greater of (i) $150mm and (ii) an equivalent percentage of pro forma CNTA

37

CONFIDENTIAL Transaction Timeline November 2026 M T W T F 2 3 4 5 6 9 10 11 12 13 16 17 18 19 20 23 24 25 26 27 30 Key Transaction Date US Bank Holiday Key Dates: Event th November 9 • Global Lender Call at 11:00am ET • Commitments due at 12:00pm ET th November 19 • Price & allocate Thereafter • Close Transaction (targeted before the end of 2026) 38

Non-GAAP Reconciliations

CONFIDENTIAL

Non-GAAP Reconciliation | Reconciliation of Target Net Income to Target Adjusted EBITDA

CVR Energy

$ in Millions

EBITDA to Adjusted EBITDA Bridge	2024A Target	2025A Target
Carve-Out Net Income	**($27)**	**$289**
Depreciation and Amortization	117	111
Top Side Entry Impacting Net Income	2	-
Income Tax Expense[1]	(8)	101
EBITDA	**$84**	**$501**
Inventory Accounting Adjustment[2]	(22)	63
Revenue Amortization True-Up[3]	(3)	(3)
Credit Card Processing Fees[4]	3	3
Turnaround Costs[5]	220	31
Replace Equity Income with Cash Dividends	8	4
Ethanol Tanker Fire[6]	-	3
Corporate Allocations	39	49
RINs Adjustment	28	(44)
Asphalt Terminal	26	25
Personnel Expense	13	17
Other Perimeter Adjustments - Intercompany	(5)	(4)
Adjusted EBITDA	**$391**	**$644**

1. Adjustment reflects an estimate of the portion of MPC's income tax provision attributable to the SPP and Mandan refineries.
2. The Company records its inventory on a FIFO basis, while the Target Asset inventory was recorded on a LIFO basis. The adjustment (i) records the Target Asset inventory on a FIFO basis to be consistent with the Company's accounting practices, and (ii) replaces the reported change in LIFO inventory with a change in inventory valued at current costs, which assumes a quarterly market average pricing for inventory and cost of sales during the period, in order to remove accounting-driven inventory effects and align cost of sales with current period economics.
3. Adjustment reflects the full removal of customer intangible asset amortization that MPC includes in its financial statements, which the Company does not include in its financial statements. The adjustment eliminates allocated amortization to align the expense with dedicated intangible assets included on the Company's balance sheet.
4. Adjustment excludes credit card processing fees and expenses related to MPC's centralized credit card processing program for certain customers, which will be determined on a different basis by the Company.
5. Adjustment excludes turnaround costs. Turnaround activities primarily relate to major planned maintenance events, including refinery unit inspections, catalyst replacements, and equipment overhauls, which occur periodically and are distinct from routine, ongoing maintenance activities. This amount reflects $192 million related to the Mandan refinery and $28 million related to the St. Paul Park refinery.
6. Adjustment reflects the additional costs associated with the ethanol tanker fire at the St. Paul Park refinery in 2025.

40

CONFIDENTIAL

Non-GAAP Reconciliation | Reconciliation of Target Net Income to Target Adjusted EBITDA

CVR Energy

$ in Millions

EBITDA to Adjusted EBITDA Bridge	2024A Target	2025A Target
Carve-Out Net Income	**($27)**	**$289**
Depreciation and Amortization	117	111
Top Side Entry Impacting Net Income	2	-
Income Tax Expense	(8)	101
EBITDA	**$84**	**$501**
Inventory Accounting Adjustment	(22)	63
Revenue Amortization True-Up	(3)	(3)
Credit Card Processing Fees	3	3
Turnaround Costs	220	31
Replace Equity Income with Cash Dividends[1]	8	4
Ethanol Tanker Fire	-	3
Corporate Allocations[2]	39	49
RINs Adjustment[3]	28	(44)
Asphalt Terminal	26	25
Personnel Expense	13	17
Other Perimeter Adjustments - Intercompany	(5)	(4)
Adjusted EBITDA	**$391**	**$644**

1. The adjustment replaces equity income from the Company's 17% interest in Minnesota Pipe Line Company (MPL), accounted for under the equity method, with cash dividends received during the period (identified through balance-sheet movements), consistent with the expected treatment on a go-forward basis. The adjustment aligns earnings with actual cash distributions received from MPL and removes non-cash equity income previously recognized.
2. Reflects that the Target Asset operations are currently supported by a shared service infrastructure with Mpc, including certain operational personnel and back-office functions, such as IT, that will not be included in the Target Assets' operations on a go-forward basis. The historical combined financial statements of the Target Assets reflect historical corporate allocations provided by MPC that the Company believes are in excess of the corporate costs directly attributable to the Mandan and St. Paul Park refineries and are not representative of the costs required to operate the Target Assets once acquired by the Company.
3. RINs, compliance credits under the Renewable Fuel Standard ("RFS"), are generated when renewable fuel is produced or imported. RINs are managed at a MPC-level rather than on a plant basis. Adjustment (i) removes income allocated to the Target from corporate RIN sales of ($9) million and ($14) million in 2024 and 2025, respectively, (ii) removes true-up costs allocated to the Target of $9 million and $8 million in 2024 and 2025, respectively, (iii) recalculates the Target's net obligations using the final annual percentage standards published by the EPA and Oil Price Information Service ("OPIS") RIN pricing, thus removing the corporate-allocated RINs generated and derives per ethanol gallon blended and certain assumptions for biodiesel RIN generation of $31 million and $3 million in 2024 and 2025, respectively, and (iv) reflects the income from excess D6 RINs generated, assuming those excess RINs are sold in the same period using the same OPIS pricing applied in the expense calculation of $10 million and $17 million in 2024 and 2025, respectively.

41

CONFIDENTIAL Non-GAAP Reconciliation | Reconciliation of Target Net Income to Target Adjusted EBITDA $ in Millions EBITDA to Adjusted EBITDA Bridge 2024A Target 2025A Target Carve-Out Net Income ($27) $289 Depreciation and Amortization 117 111 Top Side Entry Impacting Net Income 2 - Income Tax Expense (8) 101 EBITDA $84 $501 Inventory Accounting Adjustment (22) 63 Revenue Amortization True-Up (3) (3) Credit Card Processing Fees 3 3 Turnaround Costs 220 31 Replace Equity Income with Cash Dividends 8 4 Ethanol Tanker Fire - 3 Corporate Allocations Considerations 39 49 RINs Adjustment 28 (44) (1) Asphalt Terminal Considerations 26 25 (2) Personnel Expense Considerations 13 17 (3) Other Perimeter Adjustments - Intercompany (5) (4) Adjusted EBITDA $391 $644 1. Adjustment reflects the assumption that asphalt production at the St. Paul Park refinery would be sold to a third-party on a stand-alone basis as well as the benefit of the asphalt production business. 2. Adjustment relates to historical personnel related expense true-ups for (i) bonus expenses of $7 million and $7 million in 2024 and 2025, respectively, (ii) share-based compensation of $6 million and $7 million in 2024 and 2025, respectively, and (iii) payroll burden expenses of $3 million in 2025, as any share-based compensation, corporate allocated bonus expense and additional burden expense will be determined by the Company following the acquisition and may not reflect historical practices for allocating compensation expense to the Target Assets. 3. Reflects certain additional adjustments, including the removal of intercompany sales, lease agreements and expense, intercompany reimbursements and intercompany charges that are not related to the Target Assets. 42

CONFIDENTIAL

Non-GAAP Reconciliation | Pro Forma Adjusted EBITDA Bridge

$ in Millions

Nine Months Ended September 30, 2026

9/30/2026 YTD EBITDA Reconciliation	Target Before Reclassification	Reclassification	Target as Reclassified	CVR	Pro Forma Total[5]
Net Income[1]	**$697**	**$71**	**$768**	**$449**	**$1,217**
(+) Interest Expense	-	-	-	105	105
(+) Income Tax[2]	246	23	269	122	391
(+) Depreciation and Amortization	69	-	69	237	306
YTD PF EBITDA	**$1,012**	**$94**	**$1,106**	**$913**	**$2,019**
(-) Changes in RFS Obligation[3]	-	-	-	(190)	(190)
(+) Unrealized Loss on Derivatives	-	-	-	278	278
(-) Inventory Valuation Impacts[4]	-	-	-	(173)	(173)
YTD PF Adjusted EBITDA	**$1,012**	**$94**	**$1,106**	**$828**	**$1,934**

$ in Millions

Twelve Months Ended September 30, 2026

9/30/2026 LTM EBITDA Reconciliation	Target Before Reclassification	Reclassification	Target as Reclassified	CVR	Pro Forma Total[5]
Net Income[1]	**$719**	**$72**	**$791**	**$333**	**$1,124**
(+) Interest Expense	-	-	-	134	134
(+) Income Tax[2]	253	23	276	115	391
(+) Depreciation and Amortization	91	-	91	382	473
LTM PF EBITDA	**$1,063**	**$95**	**$1,158**	**$964**	**$2,122**
(-) Changes in RFS Obligation[3]	-	-	-	(181)	(181)
(+) Unrealized Loss on Derivatives	-	-	-	268	268
(-) Inventory Valuation Impacts[4]	-	-	-	(134)	(134)
(+) Other Non-Cash Adjustments	-	-	-	2	2
LTM PF Adjusted EBITDA	**$1,063**	**$95**	**$1,158**	**$919**	**$2,077**

1. Net income has been adjusted to reflect the accounting policy change to conform the Targets' accounting for turnaround costs to CVR Energy's policy of capitalizing such costs, thereby reducing cost of revenue.
2. Income tax expense has been adjusted to reflect the tax effect of the accounting policy change to conform the Targets' accounting for turnaround costs to CVR Energy's policy of capitalizing such costs.
3. Changes in the RFS liability include adjustments to reflect the CVR August 2026 SRE Decision and the CVR August 2025 SRE Decision in the amounts of $253 million and $488 million for the three and nine months ended September 30, 2026 and 2025, respectively, as well as the revaluation of the RVO.
4. CVR's basis for determining inventory value under GAAP is First-In, First-Out ("FIFO"). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period.
5. Reflects the combination of CVR and the Target and does not give effect to purchase accounting adjustments, financing transactions and transaction costs.

43

CONFIDENTIAL

Non-GAAP Reconciliation | CVI & UAN Adjusted EBITDA Bridge

$ in Millions

CVI EBITDA Reconciliation	2024A	9M2025A	2025A	9M2026A	LTM
Net Income[1]	**45**	**206**	**90**	**449**	**333**
(+) Interest Expense	77	79	108	105	134
(+) Income Tax[2]	(26)	(3)	(10)	122	115
(+) Depreciation and Amortization	298	258	403	237	382
EBITDA	**394**	**540**	**591**	**913**	**964**
(+) Changes in RFS Obligation, (Favorable)[3]	(89)	(271)	(262)	(190)	(181)
(+) Unrealized Loss on Derivatives, Net	22	6	(4)	278	268
(+) Inventory Valuation Impacts, (Favorable) Unfavorable[4]	14	27	66	(173)	(134)
(+) Gain on Sale of Equity Method Investment	(24)	-	-	-	-
(+) Other Non-Cash Adjustments	-	-	2	-	2
Adjusted EBITDA	**317**	**302**	**393**	**828**	**919**
(-) UAN EBITDA	(179)	(191)	(211)	(205)	(225)
(+) UAN Distributions	26	31	46	40	55
Adjusted Refining EBITDA (incl. UAN Distributions)	**164**	**142**	**228**	**663**	**749**

$ in Millions

UAN EBITDA Reconciliation	2024A	9M2025A	2025A	9M2026A	LTM
Nitrogen Fertilizer Net Income	**61**	**109**	**99**	**117**	**107**
(+) Interest Expense	30	23	30	23	30
(+) Depreciation and Amortization	88	59	82	65	88
Nitrogen Fertilizer EBITDA & Adjusted EBITDA	**179**	**191**	**211**	**205**	**225**

1. Net income has been adjusted to reflect the accounting policy change to conform the Targets' accounting for turnaround costs to CVR Energy's policy of capitalizing such costs, thereby reducing cost of revenue.
2. Income tax expense has been adjusted to reflect the tax effect of the accounting policy change to conform the Acquired Business' accounting for turnaround costs to CVR Energy's policy of capitalizing such costs.
3. Changes in the RFS liability include adjustments to reflect the CVR August 2026 SRE Decision and the CVR August 2025 SRE Decision in the amounts of $253 million and $488 million for the three and nine months ended September 30, 2026 and 2025, respectively, as well as the revaluation of the RVO.
4. CVR's basis for determining inventory value under GAAP is First-In, First-Out ("FIFO"). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period.

44

CONFIDENTIAL Non-GAAP Reconciliation | LTM Target EBITDA 9M2025A Before 2025A Before 9M2026A Before (1) (3) Target LTM EBITDA Reconciliation Reclassification LTM Reclassification Reclassification Reclassification (1) Net Income $267 $289 $697 $72 $791 (2) (+) Income Tax 94 101 246 23 276 (+) Depreciation and Amortization 89 111 69 - 91 LTM Target EBITDA $450 $501 $1,012 $95 $1,158 45 1. Net income has been adjusted to reflect the accounting policy change to conform the Acquired Business' accounting for turnaround costs to CVR Energy's policy of capitalizing such costs, thereby reducing cost of revenue. 2. Income tax expense has been adjusted to reflect the tax effect of the accounting policy change to conform the Acquired Business’ accounting for turnaround costs to CVR Energy's policy of capitalizing such costs.

CONFIDENTIAL Non-GAAP Reconciliation | CVI Free Cash Flow Reconciliation $ in Millions Free Cash Flow Reconciliation 9M2026A Net Cash Provided by Operating Activities $1,026 (-) Capital Expenditures (152) (-) Capitalized Turnaround Expenditures (2) (+) Return of Equity Method Investment 6 Consolidated CVI Free Cash Flow $878 46

CONFIDENTIAL Non-GAAP Reconciliation | Gross Margin Reconciliation $ in Millions Target Gross Margin Reconciliation 2024A 2025A Revenue and Other Income (Incl. D6 RIN Income) $8,110 $7,867 (-) Cost of Sales, Excl. RIN Expense (6,986) (6,533) (-) RIN Expense (76) (93) (-) Inventory Cost Adjustments (17) (56) Gross Margin $1,031 $1,185 Gross Margin Before RIN Expense $1,107 $1,279 (-) Marketing Margin (243) (219) Refinery Product Margin $864 $1,060 Refinery Product Margin per Throughput Barrel $13.64 $16.00 Product Capture % 81% 78% 47

CONFIDENTIAL Non-GAAP Reconciliation | Refining Margin $ in Millions, except throughput data Refining Margin Reconciliation 2024A 2025A Net Sales $6,920 $6,426 (-) Cost of Materials and Other (6,236) (5,520) (-) Direct Operating Expenses (Exclusive of D&A) (421) (415) (-) Depreciation and Amortization (174) (194) Gross Profit 89 297 (+) Direct Operating Expenses (Exclusive of D&A) 421 415 (+) Depreciation and Amortization 174 194 Refining Margin $684 $906 (-) Revaluation of RFS Liability, (Unfavorable) Favorable⁽¹⁾ (89) (262) (+) Unrealized (Gain) Loss on Derivatives, Net 22 (4) (+) Inventory Valuation Impact, Unfavorable⁽²⁾ 6 54 Adjusted Refining Margin $623 $694 Throughput and Per Barrel Metrics 2024A 2025A Total Throughput Barrels per Day 196,278 181,988 Days in the Period 366 365 Total Throughput Barrels 71,837,644 66,425,773 Refining Margin per Total Throughput Barrel $9.53 $13.64 1. Changes in the RFS liability include adjustments to reflect the CVR August 2026 SRE Decision and the CVR August 2025 SRE Decision in the amounts of $253 million and $488 million for the three and nine months ended September 30, 2026 and 2025, respectively, as well as the revaluation of the RVO. 2. CVR’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated 48 based upon inventory values at the beginning of the accounting period and at the end of the accounting period.

CONFIDENTIAL (1) Non-GAAP Reconciliation | MPC Mid-Con Adjusted EBITDA Margin MPC Mid-Con Adjusted EBITDA Margin Reconciliation 2024A 2025A Refining & Marketing margin ($/bbl) $15.77 $17.27 (-) Refining Operating Costs (5.15) (5.22) (-) Distribution Costs (5.64) (5.67) (-) Other (Income) Loss (0.18) (0.02) MPC Mid-Con Adjusted EBITDA Margin $5.16 $6.40 49 1. Per MPC public filings. Mid-Continent Region includes Canton, Catlettsburg, Detroit, Dickinson, El Paso, Mandan, Robinson, Salt Lake City and St. Paul Park refineries.